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CONSENT OF ERNST & YOUNG LLP                         EXHIBIT 23.2




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Plan for Key Employees of Temtex Industries, Inc. and Its Subsidiaries of our report dated October 5, 1994, with respect to the consolidated financial statements and schedules of Temtex Industries, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1994 filed with the Securities and Exchange Commission.





                              ERNST & YOUNG LLP







Dallas, Texas
July 25, 1995